Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  Spyglass, Inc.

  (Source Code) LICENSE AND DISTRIBUTION AGREEMENT



  Spyglass, Inc. has  appointed the entity  named below  as the  Licensee
  ("Licensee") on the terms and conditions set forth in the attached License and Distribution Agreement:


  Licensee:     Motorola, Inc.
                6501 William Cannon Drive West
                Austin, Texas 78735


  Main Phone:   (512) 895-2931


  Territory:     Worldwide


  Term:          Perpetual




  EXHIBITS

  Exhibit A:     Deliverables

  Exhibit B:     License Fee Schedule

  Exhibit C:     Technical Support Services

  Exhibit D:     Licensee Products

   Exhibit E:    Professional Services Agreement

  Spyglass, Inc.

  LICENSE AND DISTRIBUTION AGREEMENT


  This Source Code License and Distribution Agreement (the "Agreement") effective as of the last date of signature hereto (the "Agreement Date") between Spyglass, Inc., a Delaware corporation with its principal offices at 1240 East Diehl Road, Naperville, IL 60563 ("Spyglass") and the party identified as Licensee on the Cover Page hereof ("Licensee"),

  WHEREAS, pursuant to an agreement between the University of Illinois (the "University") and Spyglass, the University has granted Spyglass the right to modify, distribute and sublicense certain computer software known as "NCSA Mosaic[Trademark]" , and the University has granted Spyglass the right to use certain trademarks, including NCSA Mosaic[Trademark], Mosaic[Trademark] and the Spinning Globe[Trademark] progress indicator logo (collectively, the "University Trademarks"), and

  WHEREAS, Spyglass  has developed  and  owns certain  computer  software
  derivative  works   based   on   NCSA   Mosaic      ("Spyglass   Device
  Mosaic[Trademark]"), and

  WHEREAS, Licensee desires to develop and/or distribute software products based on Spyglass Device Mosaic, and Spyglass is willing to grant to Licensee a non-exclusive right to develop and distribute such software products on the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, the parties hereby agree as follows:

  1.   Definitions.

  1.1 "End User" means the ultimate user of the Licensed Software who has obtained such Licensed Software pursuant to an End User Sublicense Agreement.

  1.2 "End User Sublicense Agreement" means a sublicense agreement granting an End User the right to use the Licensed Software internally but not to further distribute or sublicense such Licensed Software, which agreement meets the requirements of Section_2.4(a).

  1.3 "Intellectual Property" means all patent, copyright, trademark, trade secret and other industrial and intellectual property rights.

  1.4 "Licensee Product" means the product or products set forth in Exhibit D that are developed and distributed by the Licensee using, incorporating or bundled with the Licensed Software and derivative works thereof.

  1.5 "Licensed Software" means the standard non-customized code base of the software described in Exhibit A attached hereto, and any derivative works thereof (created by or for Spyglass or created by or for Licensee).

  1.6  "Licensed Spyglass Trademarks"  means   the University  Trademarks
  listed in Exhibit A and the trademarks owned by Spyglass listed in Exhibit A.

  1.7 "Object Code Form" means a form of software code resulting from the translation or processing of Source Code Form by a computer into machine language or intermediate code, which thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer

  1.8 "Reseller" means any dealer, reseller, distributor or other entity authorized by Licensee pursuant to a Reseller Sublicense Agreement, meeting the requirements of Section_2.4(b), to distribute (but not modify) the Licensed Software as part of Licensee Products to End Users or other intermediate parties, such as dealers, in Licensee's normal distribution chain to End Users.

  1.9 "Source Code Form" means a form in which a computer program's logic is easily deduced by a human being with skill in the art, such as a printed listing of the program or a form from which a printed listing can be easily generated.

  1.10 "Source Documentation" means the literature, programmer's notes and other materials that are provided by Spyglass to the Licensee that specify or describe the functions, characteristics, performance, structure, sequence, organization and operation of the Licensed Software, and any corrections, modifications, enhancements, extensions or revisions thereto provided by Spyglass during the term of this Agreement.

  1.11 "Spyglass Software" means those software programs (including modifications and enhancements) included in the Licensed Software which were developed and are owned by Spyglass.

  1.12 "Sublicensee" means an original equipment manufacturer or other entity authorized by Licensee, pursuant to a Sublicensee Agreement meeting the requirements of Section 2.4(c), to: (i) distribute the Licensed Software as incorporated into the Licensee Product under a private-label (i.e. under a brand name other than Licensee's), and/or
  (ii) distribute the Licensed Software as incorporated into the Licensee Product adding functionality or value enhancement thereto.

  1.13 "Territory" means the territory or territories set forth on the Cover Page hereto.

  1.14 "Updates" means a revision of the Licensed Software and/or Source Documentation or any components thereof that includes corrections and minor modifications to existing features and which shall be designated by a new version number which has changed from the prior number two places to the right of the decimal point (e.g. Version 2.02 to Version 2.03), or any additional alphanumeric character beyond (e.g. Version
  2.19 to 2.19r).

  1.15 "Upgrades" means a revision of the Licensed Software and/or Source Documentation or any components thereof that includes new features, functionality or enhanced performance to the Licensed Software and which shall be designated by a new version number to the left of the decimal point (e.g. Version 2.03 to Version 3.00) or by a new version number one place to the right of the decimal point (e.g. Version 2.1 to 2.2).

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  2.   Licenses.

  2.1  Development License.

  (a) Subject to the terms and conditions contained herein, Spyglass grants the Licensee, and the Licensee accepts, a non-exclusive, non-transferable, perpetual, irrevocable (subject to Section 7.2) right and license, under all Intellectual Property rights of Spyglass, to use, copy, modify, have modified, prepare, and have prepared, derivative works of the Licensed Software in Source Code Form and Object Code Form, in the Territory, for the sole purpose of incorporating the Licensed Software and derivative works thereof into or bundling with the Licensee Product identified in Exhibit D.

  (b) Subject to the terms and conditions contained herein, Spyglass grants the Licensee, and the Licensee accepts, a non-exclusive, non-transferable, perpetual, irrevocable (subject to Section 7.2) right and license, under all Intellectual Property rights of Spyglass, to use, copy, modify, have modified, prepare, and have prepared, derivative works of the [**] functionality on [**] in Source Code
  Form and Object Code Form, in the Territory. For purposes of this specific development license grant, the [**] functionality shall not be included in the Definition of "Licensed Software" herein and Sections 9, 10 and 11 shall not apply to such functionality.

  2.2  Distribution License.

  (a) Subject to the terms and conditions contained herein, Spyglass grants the Licensee, and the Licensee accepts, a non-exclusive, non-transferable, perpetual, irrevocable (subject to Section 7.2) right and license, under all Intellectual Property rights of Spyglass, in the Territory to copy and distribute copies of the Licensed Software in Object Code Form only and only as incorporated into or bundled with the Licensee Products to End Users, Resellers and Sublicensees, subject to the requirements set forth in Section_2.4 below. Licensee, its Resellers and Sublicensees are granted no right hereunder to distribute the Licensed Software on a standalone basis.

  (b) Subject to the terms and conditions contained herein, Spyglass grants the Licensee, and the Licensee accepts, a non-exclusive, non-transferable, perpetual, irrevocable (subject to Section 7.2) fully paid-up, royalty free right and license, under all Intellectual Property rights of Spyglass, in the Territory, to distribute and have distributed the [**] functionality on [**] due Spyglass, provided such distribution is separate and apart from, and not to be used in conjunction or connection with, the Licensed Software or components thereof. For purposes of this specific distribution license grant, the [**] functionality shall not be included in the Definition of "Licensed Software" herein and Sections 9, 10 and 11 shall not apply to such functionality.

  2.3 Source Documentation. Subject to the terms and conditions contained herein, Spyglass grants the Licensee, and the Licensee accepts, a non-exclusive, non-transferable right and license to use the Source Documentation internally and solely for the development purposes set forth in Section 2.1 above. No right is being granted to Licensee hereunder to distribute the Source Documentation to any third parties.

  2.4  Sublicense Agreement Requirements.

  (a) End User Sublicense Agreements. The Licensed Software and derivative works thereof shall be distributed to each End User under a Sublicense Agreement entered into by such End User which may be a shrinkwrap or break-the-seal agreement which shall include the material substance of the following terms and conditions:

  (1)  use of the Licensed Software is for End User's own purposes;

  (2) End User may not copy the Licensed Software in whole or in part, except as permitted under applicable law, and then only with the inclusion of all copyright, proprietary and other notices;

  (3) End User may not decompile, disassemble or otherwise reverse engineer the Licensed Software; and

  (4) only one End User may use such Licensed Software on one Licensee Product at a time.

  (b) Reseller Sublicense Agreements. Each Reseller shall execute a Reseller Sublicense Agreement which shall include the material substance of the following terms and conditions pursuant to which it shall agree,

  (1) Reseller will directly distribute copies of the Licensed Software or derivative works thereof in the Territory in Object Code Form only, to End Users who are bound by End User Sublicense Agreements and are not granted the rights to copy or distribute such Software directly or indirectly;

  (2) Reseller will not copy or reproduce the Licensed Software or derivative works thereof;

  (3) Reseller will not separate the Licensed Software from the Licensee Product or decompile, reverse engineer or otherwise inspect the functionality or derive a Source Code Form version of the Licensed Software or any derivatives, or enhance, modify or prepare derivative works of the Licensed Software and its derivatives; and

  (c) Sublicensee Agreement Requirements. Each Sublicensee shall execute a Sublicensee Agreement which shall include the material substance of the following terms and conditions pursuant to which it shall agree,

  (1) Sublicensee will not separate the Licensed Software from the Licensee Product;

  (2) Sublicensee will reproduce and directly distribute copies of the Licensed Software in Object Code Form only and only as incorporated into the Licensee Product, to End Users who are bound by End User Sublicense Agreements and are not granted the rights to copy or distribute such Software directly or indirectly;

  (3) Sublicensee will not decompile, reverse engineer or otherwise inspect the functionality or derive a Source Code Form version of the Licensed Software or any derivatives, or enhance, modify or prepare derivative works of the Licensed Software; and

            (d) U.S. Government Agencies. Licensee, its Resellers and Sublicensees who provide Licensed Software or documentation to a unit or agency of the United States Government shall include any necessary provision in its contract with such unit or agency to limit the rights of the Government in such Licensed Software or documentation to the terms and conditions set forth in this License Agreement. Such provision shall note that the Licensed Software or documentation is "commercial computer software" or "commercial computer software documentation" and that the Government's rights therein are limited by the terms of this License Agreement, pursuant to FAR 12.212(a) and/or DFARS 227.7202-1(a), as applicable.

  3. Delivery of Licensed Products. Spyglass shall provide Licensee with one (1) copy of the deliverables set forth in Exhibit A in accordance with the delivery dates set forth in Exhibit A.

  4.  Ownership of Software.

  4.1 Licensed Products. Spyglass and its licensors shall retain all their respective rights, title and interest in the Licensed Software, excluding modifications or derivative works thereof made by Licensee, subject to Spyglass' underlying rights. Spyglass shall retain all rights, title and interest in all modifications and derivative works thereof made by Spyglass. Except for the rights and licenses granted to Licensee herein, Licensee shall not take any action inconsistent with such title and ownership. Licensee shall not have any ownership interest in any element, segment or component of the Licensed Software incorporated into the Licensee Products.

  4.2 Licensee Developments. The Licensee shall own all right, title and interest in any modifications or derivative works of the Licensed Software made by the Licensee during the term of this Agreement, subject to Spyglass' and its licensors underlying rights as set forth in Section 4.1 above.

  4.3 Intellectual Property Protection. The Licensee shall not alter or delete any printed or on-screen copyright notices and/or other required attributions contained on or in copies of Licensed Software or any derivative works. Furthermore, Licensee agrees to provide Spyglass an example of such "splash screens", "about boxes", and other reproductions of all notices, copyrights, trademarks, and logos prior to distribution of the Licensee Product for approval the first time the Licensee reproduces such items and any time the Licensee substantially changes such items;

  4.4 Trademark License. Licensee has no obligation to use any of the Licensed Spyglass Trademarks. However, any Licensee Products that do use the Licensed Spyglass Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

  a. For the University Trademarks, the statement "[insert trademark(s)] is a proprietary trademark(s) of the University of Illinois, and is licensed to [Licensee] by Spyglass, Inc.", or, in the case of other Licensed Spyglass Trademarks, the statement ""[insert trademark(s)] is a proprietary trademark(s) of Spyglass, Inc., and is licensed to [Licensee] by Spyglass, Inc."

  b. Licensee will include the "[Registered Trademark]" symbol after the first prominent use of the Trademark in the Licensee Product.

  If Licensee elects in its sole discretion to use any of the Licensed Spyglass Trademarks, the Licensee will also perform the following:

  (i) the Licensee shall reproduce trademark (if a University Trademark is used) notices of the University of Illinois and Spyglass, Inc. on the "splash screen" (if any) or in the same location where the Licensee reproduces its own trademark notices;

  (ii) the Licensee may, at its option, utilize the Spinning GlobeO logo as the progress indicator;

  (iii)  License.   Spyglass hereby  grants to  Licensee a  nonexclusive,
  royalty-free license to use the Licensed Spyglass Trademarks in the Territory to designate and promote the Licensee Products; and

   (iv) Quality Standards. Licensee agrees in order to ensure that the Licensee Products distributed under the Licensed Spyglass Trademarks comply with the consistent quality standards of the University and Spyglass, all such products distributed by or for Licensee which bear a Licensed Spyglass Trademark shall conform to those standards which are established from time to time by the Worldwide Web Consortium at the Massachusetts Institute of Technology ("MIT") and the Internet Engineering Task Force ("IETF") or other standards adopted by the University of Illinois or Spyglass. Licensee shall cause each release of such product(s) to comply with such standards or remove the
  Trademark(s)  from  any  release  which  does  not  comply  with   such
  standards.

  5.   Payments.

  5.1 Technology Access Fee - Source Code. Upon the Agreement Date, Licensee shall pay Spyglass the "Technology Access Fee" as set forth in Exhibit B for the development license granted to Licensee with respect to each Licensee Product set forth in Exhibit D. Spyglass' then-current Technology Access Fee shall become due for each additional Licensee Product added to Exhibit D.

  5.2 Initial Purchase Commitment. Upon the Agreement Date, Licensee shall purchase the number of copies of the Licensed Software ("Initial Purchase Commitment") set forth in Exhibit B at the Per Copy Fees stated for such Initial Purchase Commitment.

  5.3 Additional License Fees. Upon Licensee exhausting the number of copies of the Licensed Software acquired in the Initial Purchase Commitment, Licensee shall pay Spyglass on a calendar quarterly basis, concurrent with the Licensee Report set forth in Section 5.4, a "Per Copy Fee" equivalent to the Per Copy Fee which, in Exhibit B, corresponds to the accumulated number of copies of the Licensed Software, and derivative works thereof, distributed by Licensee, its Resellers and Sublicensees ("Additional License Fees").

  5.4 Licensee Report. Within thirty (30) days following the close of each calendar quarter, Licensee shall furnish to Spyglass statements accounting for (i) all copies of the Licensed Software and derivative works thereof, distributed in such quarter, (ii) an accounting of all fees due to Spyglass for such quarter, (iii) the names and locations of all Resellers and Sublicensees authorized by Licensee in such quarter to distribute the Licensed Software and derivative works thereof in such quarter. Licensee Reports shall be due quarterly regardless of the information, or lack thereof, to report.

  5.5 Payment Terms. Payment of the Technology Access Fee and the Initial Purchase Commitment are due as stated in Exhibit B. All other payments due under this Agreement shall be payable within thirty (30) days after the end of each calendar quarter, unless otherwise noted in Exhibit B. All payments (accompanied by the Licensee Report identified in Section 5.4) shall be made in U.S. dollars, either by check mailed to Spyglass' principal office identified above or by wire transfer to Harris Bank, 503 N. Washington Street, Naperville, IL 60566, ABA 071922696, Spyglass account number: 9131093. Any amount not paid when due shall bear a late payment charge, until paid, at the rate of 1.5% per month or, if lesser, the maximum amount permitted by law. Licensee shall reimburse Spyglass for all reasonable costs (including attorneys' fees) incurred by Spyglass in collecting late payments from Licensee.

  5.6 Licensee's Accounting Information. Upon execution of this Agreement, Licensee shall complete the Section below and return a purchase order along with the executed copy of this Agreement. If Licensee does not use purchase orders (or other similar items) in its payment procurement system, Licensee shall note such fact in the space below (i.e. "NA"); and in such case, Licensee need not return a purchase order.

  Accounts Payable Contact:
  Address:


  Phone Number:
  E-mail Address:
  Purchase Order Number:

  5.7 Independent Audit. Spyglass shall have the right to have an independent auditor acceptable to both parties (which acceptance will not be unreasonably withheld) inspect such books and records of Licensee as are necessary to verify the accuracy of the Licensee Reports. Any such inspection shall be conducted in a manner which is not unreasonably disruptive of Licensee's normal business operations. Licensee shall make its books, records, personnel and office available for such inspection during normal business hours at Licensee's principal place of business. Spyglass agrees to provide Licensee with reasonable advance written notice of its desire to perform an inspection. Any such audit shall be at the expense of Spyglass, unless such audit discloses an underpayment by the Licensee in excess of five percent (5%), in which case Licensee shall reimburse Spyglass for such expenses. If the audit discloses any underpayment by Licensee, Licensee shall, within thirty (30) days)make payment to Spyglass of such underpayment together with the interest provided in Section 5.5. Furthermore, Licensee shall be required to pass through to its Resellers and Sublicensees (and such Resellers and Sublicensees must accept) the equivalent terms of this Section 5.7, therefore allowing Licensee, or Spyglass, to audit such Resellers and Sublicensees, subject to the terms of the above provision.

  5.8 Taxes. All payments required by this Agreement are exclusive of all federal, state, local and foreign taxes, levies or assessments. Licensee agrees to bear and be responsible for the payment of such taxes, levies and assessments imposed upon Licensee for Licensed Software and Services used, copied, distributed or licensed by Licensee hereunder, excluding any income tax imposed on Spyglass by a governmental entity of the United States. Payments by Licensee to Spyglass for Licensed Software and Technical Support Services under this Agreement shall be reduced only to the extent that any taxes, levies or assessments paid by Licensee to a governmental entity are refundable to Spyglass, and provided Licensee secures and delivers to Spyglass all documents, receipts and governmental entity approvals relating to the payment of such tax, levy or assessment sufficient to enable Spyglass to claim and receive a full refund to such taxes, levies or assessments.

  6.   Support.

  6.1 Support. Spyglass shall offer Technical Support Services to Licensee for additional payments pursuant to the terms set forth in Exhibit C ("Technical Support Services"). Any revisions to the Licensed Software delivered by Spyglass to Licensee pursuant to an agreement for Technical Support Services shall be treated for all purposes under this Agreement as Licensed Software and all Intellectual Property rights therein shall be retained by Spyglass.

  6.2 No Obligation to Update. If Spyglass elects to make Updates or Upgrades to the Licensed Software available to Licensee, such Updates or Upgrades shall be provided solely in accordance with terms, conditions and pricing addressed under a separately executed agreement.

  7.   Term and Termination.

  7.1 This Agreement shall commence on the Agreement Date and shall continue for the Term set forth on the Cover Page hereto, unless earlier terminated pursuant to Section_7.2.

  7.2 This Agreement may be terminated, prior to the expiration of its term:

  (a) By either party in the event the other party materially breaches a provision of this Agreement and the breaching party fails to cure such breach within thirty (30) days of the receipt of notice of such breach from the non-breaching party. For purposes of this Agreement, a material breach by Licensee is a breach of the use grant, payment terms and/or confidentiality provisions of this Agreement;

  (b) By either party immediately in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of the other party's property, or if the other party files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against the other party and is not dismissed within sixty (60) days.

  7.3  Effects of Termination.   Upon termination  of this Agreement  for
  any reason, all rights, obligations and licenses of the parties hereunder shall cease, except as follows:

  (a) Licensee's liability for any charges, payments or expenses due to Spyglass which accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date), including all Additional License Fees, Technical
  Support Services Fees and any payments for Additional Purchase Commitments (if any) made by Licensee, shall be immediately due and payable on the termination date.

  (b) Immediately after the termination on the grounds of a material breach by the Licensee, the Licensee shall have no further right to copy, modify, create derivative works of, promote, market, sell, distribute, sublicense or use the Licensed Software, and shall deliver to Spyglass, at the Licensee's expense, (1) all originals and copies of the Licensed Software, including all compilations, translations and partial copies, whether or not modified or merged into other software or documentation, in the possession or under the control of the Licensee or any affiliate and (2) all materials in the possession of the Licensee that display any trademark, trade name or other proprietary mark of Spyglass and (3) a list of all current Resellers and Sublicensees. The Licensee shall certify in writing to Spyglass within ten (10) days following termination that it has complied with this Section_7.3(b).

  (c) The termination of this Agreement or any licenses hereunder shall not affect the Sublicense Agreements granted under this Agreement by Licensee, its Resellers and/or Sublicensees to End Users prior to termination, so long as such End Users are not in breach of their Sublicense Agreements with Licensee, Resellers or Sublicensees (as applicable). Notwithstanding the above, if this Agreement is terminated by Spyglass pursuant to Section 10.1 subsection (3), all Sublicense Agreements granted to End Users hereunder shall immediately terminate upon the termination date.

  (d) The termination of this Agreement or any licenses hereunder shall not affect the Sublicense Agreements granted under this Agreement by Licensee to Resellers or Sublicensees prior to termination, so long as such Resellers and Sublicensees are not in breach of their Sublicense Agreements with Licensee and agree to owe all further obligations thereunder directly to Spyglass. Notwithstanding the above, if this Agreement is terminated by Spyglass pursuant to Section 10.1 subsection
  (3), all Sublicense Agreements granted to Resellers and Sublicensees shall immediately terminate upon the termination date and the terms of
  Section 7.3(b) subsections (1) and (2) shall apply to such Resellers and Sublicensees in the same manner they apply to Licensee hereunder.

  (e) The provisions of Sections 8 (Confidentiality), 9 (Disclaimer of Warranty), 10 (Infringement Indemnification), 11 (Limitations on Liability), 12 (Compliance with Laws) and this Section_7 shall survive any termination, cancellation or expiration of this Agreement according to their terms.

  8.   Confidentiality.

  8.1 Confidential Information. Each party may be required to disclose to the other certain confidential information which will be identified as such in writing ("Confidential Information"). The Licensed Software and related documentation shall be regarded as Confidential Information of Spyglass whether or not it is identified in writing as "Confidential".

  8.2 Protection of Confidential Information. Each party agrees to protect the confidentiality of the other party's Confidential Information for a period of ten (10) years after each disclosure of Confidential Information and each party will protect such information with at least the same degree of care that it utilizes with respect to its own similar proprietary or confidential information, and except as expressly granted herein, shall:

  (a) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to: (i) an employee of the receiving party requiring access to the Confidential Information in the course of his or her employment in connection with this Agreement and who has signed an agreement obligating the employee to maintain the confidentiality of the confidential information of third parties in the receiving party's possession, and (ii) a contractor, working solely on behalf of the receiving party who has signed an agreement obligating the contractor to maintain the confidentiality of the confidential information of third parties in the receiving party's possession, and provided such contractor has agreed in writing to grant all rights, title and interest in and to the work related to the Confidential Information to the receiving party;

  (b) To Notify the disclosing party promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the Confidential Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement; and

  (c) Not to use the Confidential Information for any purpose other than as explicitly set forth herein.

  8.3 Exceptions. Nothing in this Section_8 shall restrict the receiving party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (a) was rightfully possessed by the receiving party before it was received from the disclosing party; (b) is independently developed by the receiving party without reference to the disclosing party's information or data; (c) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure; or (d) is or becomes public or available to the general public otherwise than through any act or default of the receiving party.

  8.4 Injunctive Relief. Because the unauthorized use, transfer or dissemination of any Confidential Information provided by the disclosing party to the receiving party may diminish substantially the value of such materials and may irreparably harm the disclosing party, if the receiving party breaches the provisions of this Section_8, the disclosing party shall, without limiting its other rights or remedies, be entitled to seek equitable relief, including but not limited to injunctive relief.

  9.   Warranty.

  9.1 On the Agreement Date, Spyglass warrants that, to the best of its knowledge, it has the right and power to enter into this Agreement and to grant Licensee the rights specified herein. Further, Spyglass warrants that its Technical Support Services will be performed in a professional and workmanlike manner. The warranty provided herein does not supersede the warranty(ies) under the Professional Services Agreement between the parties executed of even date herewith.

  9.2 To the extent this License Agreement includes some form of information technology, including anything that processes, provides and/or receives date data, Spyglass represents and warrants, in addition to all other representations and warranties, that until July 31, 2001, the Licensed Software supplied will be free from any error(s) or defect(s) in date data relating to the change in the twentieth century to the twenty-first century (including leap year calculations), and will not generate any invalid and/or incorrect date-related results (including leap year calculations); provided all associated products (hardware and software) used with the Licensed Software properly exchange accurate date data with it.

  9.3 THE LICENSED SOFTWARE IS NOT DESIGNED OR INTENDED FOR USE IN HIGH RISK ENVIRONMENTS INCLUDING, WITHOUT LIMITATION, ON-LINE CONTROL OF AIR TRAFFIC OR AIRCRAFT NAVIGATION; OR IN THE DESIGN, CONSTRUCTION,
  OPERATION OR MAINTENANCE OF ANY NUCLEAR FACILITY; OR LIFE SUPPORT SYSTEMS OR WEAPONS. EXCEPT AS PROVIDED IN THIS SECTION 9, THE LICENSED SOFTWARE AND SERVICES ARE BEING PROVIDED "AS-IS" WITHOUT WARRANTY OF ANY KIND. SPYGLASS, AND ITS LICENSORS, EXPRESSLY HEREBY DISCLAIM ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED SOFTWARE AND SERVICES INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SPYGLASS SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. 10. Infringement Indemnification.

  10.1 Except as provided below, Spyglass shall defend and indemnify Licensee from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any claim that the Spyglass Software infringes a patent or copyright or misappropriates a trade secret of a third party, provided that (i) Licensee shall have promptly provided Spyglass written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Spyglass shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Spyglass Software become or, in Spyglass's opinion, be likely to become the subject of an injunction preventing its use as contemplated herein, Spyglass may, at its option, (1) procure for the Licensee the right to continue using such Spyglass Software, (2) replace or modify such Spyglass Software so that it becomes non-infringing, or, if (1) and (2) are not reasonably available to Spyglass, then (3) terminate Licensee's license to the allegedly infringing Spyglass Software and refund to Licensee the amount which Licensee has paid to Spyglass for such Spyglass Software, depreciated on a straight line basis over a five year period.

  10.2 Spyglass shall have no liability or obligation to Licensee hereunder with respect to any patent, copyright or trade secret infringement or  claim  thereof based  upon  (i) use  of  the  Spyglass
  Software by Licensee in combination with devices or products not provided by Spyglass, (ii) use of the Spyglass Software in an application or environment for which such Spyglass Software were not designed or contemplated, (iii) modifications, alterations or enhancements of the Spyglass Software not created by or for Spyglass,
  (iv) Spyglass' compliance with Licensee's specifications, (v) a patent, copyright or trade secret in which Licensee or any affiliate of Licensee has an interest, (vi) use of a release which has been superseded or an altered release of the Spyglass Software or portion thereof, if such infringement would have been avoided by the use of the superseded or unaltered release of the Spyglass Software, or (vii) use of the Spyglass Software to cache or convert any third party copyrighted material. Licensee shall indemnify and hold Spyglass harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in clauses (i) through (vii) above.

  10.3 The foregoing states the entire liability of Spyglass with respect to infringement of Intellectual Property by the Spyglass Software or any part thereof or by their operation.


  11.  Limitations on Liability.

  11.1 Except for liability  arising out of  or relating to  a breach  of
  Section 2 directly caused by Licensee's action or a breach of Section 8 by either party's direct actions, each party's maximum liability arising out of or relating to the Licensed Software or any services provided hereunder for any cause whatsoever, regardless of the form of any claim or action, whether based in contract, tort or any other legal theory shall not exceed the aggregate license fees paid (or payable) by Licensee to Spyglass for the Licensed Software during the previous twelve (12) months, not including Technical Support Services Fees. Except for liability arising out of or relating to a breach of Section 2 directly caused by Licensee's action or a breach of Section 8 by either party's direct actions, in no event shall either party be liable for any incidental, consequential, special, indirect or punitive damages or expenses arising out of or in connection with this Agreement, including lost profits, lost opportunity costs, etc. even if it has been advised of their possible existence. The allocations of liability represent the agreed and bargained-for understanding of the parties and Spyglass' compensation for the Licensed Software and services reflects such allocations.

  11.2 Each party will immediately inform the other as soon as such party becomes aware of any threatened or actual liability claim by a third party relating to the Licensed Software.

  12.  Compliance with Laws.

  12.1 Export. Licensee shall not export, directly or indirectly, Licensed Software, or other information or materials provided by Spyglass hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be the Licensee's responsibility to comply with the latest United States export regulations, and the Licensee shall defend and indemnify Spyglass from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Licensed Software or other information or materials provided by Spyglass hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

  12.2 Compliance with Laws of Other Jurisdictions. The Licensee shall comply with all laws, legislation, rules, regulations, governmental requirements and industry standards with respect to the Licensed Software, and the performance by the Licensee of its obligations hereunder, existing in any jurisdiction into which the Licensee directly or indirectly distributes the Licensed Software. In the event that this Agreement is required to be registered with any governmental authority, the Licensee shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

  13.  Notices.

  Any notice or communication from one party to the other shall be in writing and shall be effective, when personally delivered to the party for whom intended, upon confirmation of receipt when sent via facsimile, upon confirmation of receipt when sent by overnight courier, signature requested or five (5) days following deposit of the same into the United States mail (certified mail, postage prepaid and return receipt requested) addressed, to such other party at the address specified below or such other address as either party may from time to time designate in writing to the other party.

  If to Spyglass:     Spyglass, Inc.
                      1240 East Diehl Road
                      Naperville, Illinois  60563
                      Attn.:  Executive Vice President
                              Chief Financial Officer

  with a copy to:     Spyglass, Inc.
                      1240 East Diehl Road
                      Naperville, Illinois 60563
                      Attn: General Counsel

  If to the Licensee: to Licensee's address set
                      forth on the cover page hereof
                      Attn.:  Jackie Beauchamp

  with a copy to:     Motorola, Inc.
                      6501 William Cannon Drive West
                      Austin, Texas  78735
                      Attn:  Intellectual Property Dept.

  No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address show herein. All notices shall be in English.

  14.  General Provisions.

  14.1 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations (except for Licensee's payment obligations) under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

  14.2 Publicity. Within thirty (30) days following the Agreement Date, both parties shall, at a minimum, originate a press release relating to this Agreement. Thereafter, neither party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the parties without the prior written approval of the other party, except as otherwise required by law; provided, however, that both parties shall have the right to list the other party as a customer or supplier in its marketing or press materials.

  14.3 Cooperation. Licensee hereby authorizes Spyglass to release Licensee's name, address and telephone number to the University. At Spyglass's request, Licensee will interact with the University (to the extent commercially reasonable) with respect to University projects relating to the Licensed Software.

  14.4 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

  14.5 No Agency; Independent Contractors. Nothing contained in this Agreement shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint ventures or partners for any purpose.

  14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, except for the conflict of laws provision and any litigation or disputes regarding this Agreement will be resolved in the courts located in DuPage County, Illinois or the U.S. District Court, Northern District of Illinois. The parties consent to the personal jurisdiction of, and venue in, the State and Federal courts as specified above. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

  14.7 Entire Agreement; Amendment. This Agreement and the Exhibits and Cover Page attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

  14.8 Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

  14.9 Costs, Expenses and Attorneys' Fees. If either party commences any action or proceeding against the other party to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual costs, expenses and reasonable attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

  14.10 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned, in whole or in part by Licensee, except to a successor to the whole of Licensee's business, without the prior written consent of Spyglass. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

  IN WITNESS WHEREOF, the parties, as of the latest of the dates set forth below which date shall be the Agreement Date, have caused this Agreement to be executed by their duly authorized representatives.

  SPYGLASS, INC.                Licensee:  MOTOROLA, INC.

  By:  /s/ Gary Vilchick        By:  /s/ Ray Burgess

  Name:Gary Vilchick            Name:Ray Burgess

  Title:Executive V.P., CFO     Title:VP & Asst. General Manager, CSG

  Date:     June 25, 1998       Date:     June 25, 1998

  EXHIBIT A

  DELIVERABLES

  This Exhibit A is incorporated in its entirety as part of the Agreement.


  Deliverables:

  (a). Spyglass Device Mosaic Version 3.0 in Source Code Form for the VX Works / RTGL / X86 operating environment.

  (b). Spyglass ThinGUI Version 1.0 Libraries in Source Code Form for the VX Works / RTGL / X86 operating environment.

  (c) Spyglass MicroServer Version 2.0 in Source Code Form for the Unix operating environment.

  (d).  Documentation for deliverables (a), (b), and (c).


  Delivery Dates:

  Within ten (10) business days after Agreement Date.

  Licensed Spyglass Trademarks:

  Spyglass Trademarks:
  Spyglass[Registered Trademark]
  Spyglass[Registered Trademark]Device Mosaic[Trademark]
  Spyglass[Registered Trademark]ThinGUI
  Spyglass[Registered Trademark]MicroServer

  University Trademarks:
  Mosaic[Trademark]
  Spinning Globe[Trademark] progress indicator logo
  NCSA Mosaic[Trademark]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  EXHIBIT B

  LICENSE FEE SCHEDULE

  This Exhibit B is incorporated in its entirety as part of the Agreement.

  A)    Spyglass  Device Mosaic  V3.0,  ThinGUI Libraries,  and  Spyglass
  MicroServer

  (1) Technology Access Fee:   [**]


  Initial Purchase Commitment:  [**] Copies as follows:

  # of Copies
  [**]

  *Includes a [**]
  Initial Purchase Commitment:       [**]
  Due upon the Agreement Date pursuant
  to the following payment terms (payment terms are net 30 days):

  Payment #1               [**]
  Payment #2               [**]
  Payment #3               [**]
  Payment #4               [**]
  Payment #5               [**]

  Payment #1 is due [**]
  Payment #2 is due as stated above [**] date on or before [**] pursuant to the Professional Services Agreement attached hereto as Exhibit E.
  Payment #3 is due as stated above [**] on or before [**] pursuant to Exhibit E.
  Payment #4 is due as stated above [**] (i) (identified in Section 3, subsection 1(i) of Exhibit A-2, Statement of Work, of Exhibit E) [**] Payment #5 is due as stated above.
  Except as expressly stated above, payments due hereunder [**]

  EXHIBIT B CONTINUED

   (3) Per Copy Fee for Additional License Fees:

  # of Copies    Per Copy Fee   Payment

                           [**]

  (Technology Access Fees, Initial Purchase Commitment and Per Copy Fees are due on a Per Licensee Product basis, excluding revisions and modifications to an existing Licensee Product, and are subject to the then-current Spyglass pricing for each additional Licensee Product added to Exhibit D.)

  EXHIBIT C
  TECHNICAL SUPPORT SERVICES

  This Exhibit C is incorporated in its entirety as part of the Agreement.


  1.   Spyglass' Obligations

  1.1 Technical Support Services. Subject to payment of the Technical Support Services Fee identified herein, Spyglass shall provide the following Technical Support Services for the non-customized Licensed Software set forth as the Deliverables in Exhibit A:

  (i) Problem reporting, tracking and monitoring by electronic mail via the Internet for the Licensed Software;

  (ii) Reasonable telephone support for problem determination and verification on a call-back basis during Spyglass' normal business hours of 9 a.m. to 5 p.m. Central Standard Time for the Licensed Software; and

  (iii) Diligently work on defects and errors in the Licensed Software in accordance with the following schedule:

  ERROR PRIORITY (1)       RESPONSE (2)

  Emergency (a)            48 hours
  Critical (b)              5 days
  Non-Critical (c)         30 days

  (1)  Priority:

  a) Catastrophic product or module failures that do not have a viable detour or work around available.

  b) Problems that have been substantiated as a serious inconvenience to users. This includes any Priority (a) failure for which a viable detour or work around is available.

  c) All other problems which the user can easily avoid or detour for which there is no urgency for a resolution.

  (2) Response: Response consists of providing, as Spyglass deems appropriate, one of the following to Licensee: an existing correction; a new correction; a viable detour or work around; a request for more information to complete analysis of the problem, or a plan on how the problem will be corrected.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  (iv) When Spyglass makes available the first Upgrade to Device Mosaic V3.0 (expected to be named V3.1), Spyglass shall provide Licensee, [**], such Upgrade in Source Code Form and ported to Licensee's [**] operating environment. In the event such Upgrade contains third party software, the third party software shall be provided to Licensee in Object Code Form only. In the event such Upgrade contains Secure Socket Layer (SSL) technology, it shall be Licensee's sole responsibility, and not Spyglass', to acquire any encryption technology licenses that Licensee may desire and governmental approvals, if any are required, for such encryption technology. This subsection (iv) sets forth Spyglass' sole and exclusive obligation to provide Upgrades to the Licensed Software hereunder; and

  (v) Spyglass shall provide Licensee with Updates (if any) to the non-customized Licensed Software which Spyglass otherwise makes available to similarly situated licensees under the same terms, conditions and pricing as the Licensed Software. Such Updates shall be provided to Licensee in Source Code Form, except in the event of third party software, in which case, in Object Code Form only. Spyglass shall have no obligation hereunder to port or modify such Updates for Licensee' operating environment.

  2.   Licensee Obligations

  2.1  Licensee agrees:

  (a) that the Designated Contact person(s) identified below (or such other replacement individual as Licensee may designate) shall be the sole contact for the coordination and receipt of the Technical Support Services, which person shall be knowledgeable and trained on the Licensed Software:

  Licensee Designated Contacts:

  Primary Contact:              Secondary Contact:


  Phone number:                 Phone number:

  E-Mail address:               E-Mail address:



  (b) to maintain an electronic mail link-up with Spyglass via the Internet; and

  (c)  to  provide  reasonable  supporting  data   to  and  aid  in   the
  identification of reported problems.

  (d) to provide and maintain at Spyglass' site, at no cost to  Spyglass,
  Licensee's  [**]  operating  environment   for  Spyglass  use  in   the
  performance of the services hereunder.

  3.   Technical Support Services, Term and Termination.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  3.1 Subject to Licensee's payment of the Technical Support Services Fee, Spyglass' obligation to provide Technical Support Services shall begin on the Agreement Date and will apply to the Licensed Software set forth in Exhibit A for the term of twelve months, unless otherwise renewed in writing upon mutual agreement of the parties at least thirty
  (30) days prior to the expiration of the initial term.

  3.2 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following the receipt of written notice from the other party, the non-breaching party, in addition to any other remedies it may have, may terminate the Technical Support Services. In such case, the non-prevailing party will pay the prevailing party in exercising any of its rights or remedies.

  4.   Charges, Taxes and Payments

  4.1 Technical Support Services Fee. Upon the Agreement Date, Licensee shall pay Spyglass a fee of [**] in U.S. currency for the Technical Support Services for the non-customized Licensed Software. During any renewal terms, the Technical Support Services Fee shall be due and payable prior to the commencement of such term. Additional Technical Support Services Fees shall become due upon any amendment to Agreement for additional Licensee Products.
  4.2 Spyglass may increase the Technical Support Services Fee no earlier than the first one-year anniversary of the Agreement and not more than once per year. Each such increase shall be effective sixty
  (60) following Spyglass' written notice to Licensee.

  4.3 Technical Support Services for customized Licensed Software (if any) shall be subject to the terms and conditions of a separate written agreement executed by the parties, at Spyglass' then current fees for support of such customized software.

  4.4 Licensee agrees that Spyglass will have the right to charge in accordance with Spyglass' then current policies for any Technical Support Services or services resulting from Licensee's modification of the Licensed Software or Licensee's failure to utilize the most current Update or Upgrade if provided hereunder.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  EXHIBIT D

  Licensee Products

  This Exhibit D is incorporated in its entirety as part of the Agreement.


  Licensee Product: 1) Motorola [**] Products, which are known as the [**], currently being: [**], all of which share the [**]. Products that represent substantial deviations from this common architecture and its future generation enhancements shall be considered additional Licensee Products.

  License has the right to add additional Licensee Products to this Agreement by written notice to Spyglass, and subject to Licensee's payment to Spyglass of the Technology Access Fee applicable for Licensee's use of the Source Code or Object Code Form of the Licensed Software in each additional Licensee Products and subject to Spyglass' then current terms.

  Exhibit E
  Spyglass, Inc.

  Professional Services Agreement



  This Professional Services Agreement ("Agreement") is entered into as of June 25, 1998 by and between Spyglass, Inc. a Delaware corporation with a place of business at 1240 East Diehl Road, Naperville, Illinois 60563 ("Spyglass") and Motorola, Inc., a Delaware corporation with a place of business at 6501 William Cannon Drive West, Austin, TX 78735 ("Client").

  WHEREAS, Client desires to procure certain professional services from Spyglass from time to time which services are associated with custom development of and modifications to Spyglass products; and

  WHEREAS, Spyglass desires to provide such services to Client on the terms set forth below.

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein, Spyglass and Client agree as follows:

  1.   Spyglass Services.

  1.1 Spyglass shall perform for Client the professional services ("Services) specified in one or more Statements of Work attached hereto and made a part hereof as Exhibit A. If there is more than one Statement of Work, the first Statement of Work shall be attached hereto as Exhibit A-1. Each subsequent Statement of Work shall be referred to as Exhibit A-__, completing the blank for each new Statement of Work with a number, in ascending numerical order. In the event of a conflict between any term of this Agreement and any Statement of Work, the terms of the Statement of Work shall control.

  1.2 Each Statement of Work shall also contain assumptions related to the Services. To the extent that the assumptions described in the Statement of Work are not met or turn out to be inaccurate, the cost and schedule of the Services will be impacted. Client agrees to negotiate in good faith to mutually develop a plan and revised schedule and fees to address such issues.

  1.3 Changes within the scope of the Services, as identified in a Statement of Work, shall be made only in writing executed by both parties. Spyglass shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

  1.4 The Services performed by Spyglass will result in the creation of deliverables. "Deliverables" shall, for the purposes of this Agreement, mean those items to be provided by Spyglass to Client as identified in a Statement of Work; provided, however, that any third party product that Client may request and Spyglass may supply to Client hereunder shall be specifically excluded from this definition.

  1.5 Spyglass agrees to provide Client with ongoing support services for the Deliverables prepared by Spyglass hereunder under the same terms for its standard support program in the License and Distribution Agreement (Exhibit C), based upon the costs provided in the attached Statement of Work and as stated in such exhibit.

  1.6 For a period of six (6) months after the termination of this Agreement, each party agrees not to solicit the employment of any of the other party's personnel; however, such employment shall not be a violation of this Section 1.6 in the event of such personnel independently submitting an application, or responding to local employment advertisements.

  1.7 Client expressly consents to Spyglass' use of subcontractors in connection with the performance of the Services.

  1.8 Spyglass shall utilize records, procedures, and/or systems to document, record, and account for the performance of the Statement of Work. Spyglass agrees to permit an independent auditor (acceptable to both parties) to inspect and audit such books, records, and/or documentation in Spyglass' possession or control, upon reasonable advance written notice by Client to Spyglass. Any such inspection shall be at Client's sole expense and shall be conducted in a manner which is not unreasonably disruptive of Spyglass' normal business operations.

  2.   Client Obligations.

  2.1 In connection with Spyglass' performance of the Services, Client shall have certain responsibilities which are identified in each applicable Statement of Work ("Client Obligations").

  2.2 Client acknowledges and agrees that Spyglass' performance of the Services is dependent upon Client's timely and effective satisfaction of Client Obligations and timely decisions and approvals by Client. Spyglass shall be entitled to rely upon all such Client decisions and approvals. Further, Client acknowledges and agrees that Spyglass is relying upon the information that Client provides and Client represents that such information is true and accurate. Due to the importance of such information to Spyglass' provision of the Services, Client agrees to release Spyglass and its employees, directors and shareholders from any liability and costs relating to Spyglass' Services which are attributable to any materially false or inaccurate information provided by Client.

  3.   Payment.

  3.1 Client shall pay Spyglass for the Services as identified in Exhibit B.

  3.2 Client shall pay the amounts payable to Spyglass as identified herein within thirty (30) days of receipt of invoices submitted by Spyglass. Any invoice remaining unpaid for more than thirty (30) days shall accrue interest at a rate of the lesser of one and one-half percent (1.5%) per month or the highest rate allowed by law. In the event of a dispute regarding a portion of an invoice, the undisputed portion of the invoice shall be paid as provided herein.

  3.3 Unless otherwise stated in the Statements of Work, Spyglass shall be reimbursed by Client for all reasonable expenses incurred, which have been pre-approved in writing by Client, in the performance of the Services including, without limitation, travel and lodging expenses, communications charges and supplies.

  3.4 Client shall be responsible for the payment hereunder, however designated or incurred as a result of this Agreement or the Services, of any taxes, including, without limitation, state and local privilege, excise, sales, and use taxes and any taxes or amounts in lieu thereof paid or payable by Spyglass, and all prices stated herein shall be exclusive of such taxes.


  4.   Ownership and Intellectual Property Rights.

  4.1 Spyglass shall grant to Client license and distribution rights to the Deliverables set forth in Exhibits A-1 and A-2, Statements of Works (attached hereto) subject to the terms and conditions contained in the Source Code License and Distribution Agreement between the parties executed of even date herewith. All other rights in the Deliverable(s) and related intellectual property rights remain in and/or are assigned to Spyglass and its licensors, as appropriate. The parties will cooperate with each other and execute such other documents as may be appropriate to achieve the objectives of this Section.

  4.2 Nothing in this Agreement shall preclude either party from developing or having developed or acquiring for itself, or for others, materials which are competitive with those produced as a result of the Services provided hereunder subject to the terms, conditions and restrictions set forth herein and in subsequent License and/or Distribution Agreements entered into between the parties. Such parties may retain and use any residuals resulting from the Services hereunder. For purposes of this Agreement, the term "residuals" means any information in purely non-tangible form, including ideas, concepts, techniques or know-how which may be retained in the minds of persons who have had access to the other party's information or trade secrets, and who have not refreshed their recollection in anticipation of, or in conjunction with the use of said residuals. No licenses under either Party's patents or copyrights are herein granted, either expressly or by implication, in connection with any such residuals use. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay any royalties for any work resulting from the use of residuals.
  4.3 Client shall not alter or delete any printed or on-screen copyright, trademark, proprietary and/or other legal notices contained on or in copies of the Deliverables, and shall ensure that identification of Spyglass or its licensors shall be displayed in a similar fashion and location by Client.

  5.   Confidentiality.

  5.1 During the course of Spyglass providing the Services for Client, each party may be given access to information that (i) relates to the other's past, present and future research development, business activities, products, services, and technical knowledge, and (ii) has been identified in writing as confidential ("Confidential Information"). In connection therewith, the following sections shall apply:

  5.2 For a period of ten (10) years after each receipt of Confidential Information, the recipient agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect to its own similar confidential information, including, without limitation, agreeing:

  (a) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to: (i) an employee of the recipient, requiring access to the Confidential Information in the course of his or her employment in connection with this Agreement and who has signed an agreement obligating the employee to maintain the confidentiality of the confidential information of third parties in the recipient's possession, and (ii) contractor(s), working solely on behalf of the recipient and who has signed an agreement obligating the contractor to maintain the confidentiality of the confidential information of third parties in the recipient's possession, and provided such contractor(s) has agreed in writing to grant all rights, title and interest in and to the work related to the Confidential Information to the recipient. For purposes of this Agreement, any Spyglass Confidential Information disclosed to Client's contractors (whether disclosed by Client or disclosed by Spyglass on behalf of Client) shall be construed as a disclosure to Client and Client shall be obligated to protect such information in accordance with this Section 5;

  (b) To notify the disclosing party promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the Confidential Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement; and

  (c) Not to use the Confidential Information for any purpose other than as explicitly set forth herein.

  5.3 All Confidential Information made available hereunder, including copies thereof, shall be returned or destroyed upon termination of this Agreement.

  5.4 Nothing in this Section_5 shall restrict the recipient with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (a) was rightfully possessed by the recipient before it was received from the disclosing party; (b) is independently developed by the recipient without reference to the disclosing party's information or data; (c) is subsequently furnished to the recipient by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure; (d) is or becomes public or available to the general public otherwise than through any act or default of the recipient; or (e) is inherently disclosed by the exercise of rights granted in the OEM License Agreement referenced in Section 4.1.

  5.5 In the event the recipient receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the disclosing party, the recipient shall provide prompt notice to the disclosing party of such receipt. Thereafter, the recipient shall be entitled to comply with such subpoena or other process to the extent required by law.

  5.6 Because the unauthorized use, transfer or dissemination of any Confidential Information by the recipient may diminish substantially the value of such materials and may irreparably harm the disclosing party, if the recipient breaches the provisions of this Section_5, the disclosing party shall, without limiting its other rights or remedies, be entitled to seek equitable relief, including but not limited to injunctive relief.


  6.   Warranty.

  6.1 Spyglass warrants that its Services will be performed in a professional and workmanlike manner in accordance with applicable professional standards, such Services shall be performed in accordance with the Statement of Work, the Deliverables shall, at the time of delivery to Client, substantially meet the requirements in the Statement of Work. Spyglass shall reperform any work not in compliance with this warranty brought to its attention within thirty (30) days after that work is performed. Spyglass does not warrant, nor will Spyglass be responsible for the performance of any third party product. Client's sole and exclusive rights and remedies with respect to any third party product, including rights and remedies in the event a third party product gives rise to an infringement claim, will be against the third party vendor and not against Spyglass. If Spyglass is asked to reperform any work and it is determined that Spyglass has already met its obligations under this Section 6, Client agrees to pay Spyglass on a time and materials basis at Spyglass' standard rates for time spent on such additional work.

  6.2 To the extent this Agreement includes some form of information technology, including anything that processes, provides and/or receives date data, Spyglass represents and warrants, in addition to all other representations and warranties, that until July 31, 2001, the Deliverables supplied will be free from any error(s) or defect(s) in date data relating to the change in the twentieth century to the twenty-first century (including leap year calculations), will not generate any invalid and/or incorrect date-related results (including leap year calculations); provided all associated products (hardware and software) used with the Deliverables properly exchange accurate date data with it.

  THE PRECEDING IS SPYGLASS' ONLY WARRANTY CONCERNING THE SERVICES AND DELIVERABLE(S), AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, AND ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

  7.   Termination.

  7.1 Either party may, upon giving thirty (30) days written notice identifying specifically the basis for such notice, terminate this Agreement or any Statement of Work for breach of a material term or condition of this Agreement or the applicable Statement of Work as the case may be, provided that the breaching party shall not have cured such breach within the thirty (30) day period. In the event of such termination, Client shall pay Spyglass for all Services rendered and expenses incurred by Spyglass prior to the date of termination.
  7.2 Either party may terminate the Agreement immediately in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of the other party's property, or if the other party files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against the other party and is not dismissed within sixty (60) days.

  7.3 Client may at any time and without cause terminate this Agreement and/or any Statement of Work by giving Spyglass thirty (30) days advance written notice of termination. In the event of such termination, Client shall pay Spyglass for all Services rendered and expenses incurred by Spyglass included in Payments #2, #3 and #4 of Exhibit B of the Source Code License and Distribution Agreement between the parties executed of even date herewith as of the date of termination.

  7.4 The parties agree that, in the event of a dispute or alleged breach subject to Section 7.1, they will work together in good faith to first resolve the matter internally.

  7.5 The terms of Sections 4, 5, 7, 8 and 9 shall survive termination or expiration of this Agreement or completion of any Statement of Work.

  8.   Indemnification

  8.1 Except as provided in Section 8.2 below, Spyglass agrees that it will defend, at its expense, any suit or proceeding brought against Client and will pay all damages and costs finally awarded in such suit or proceeding, insofar as such suit or proceeding is based on a claim that the Deliverables infringes any patent, copyright, trade secret, or other proprietary right, provided Spyglass is promptly notified in writing of any such claim and is given reasonable assistance by Client for such defense. In the event that the Deliverables are held in such suit or proceeding to infringe such patent, copyright, trade secret, trademark, or other proprietary right or its use is permanently enjoined, Spyglass shall, at its own expense, either (a) procure for Client the right to continue using the Deliverables, or (b) modify the Deliverables so that they become non-infringing while giving substantially equivalent performance, or (c) in the event that options
  (a) and (b) above are not reasonably available to Spyglass, Spyglass may terminate this Agreement and shall refund to Client all consideration paid to Spyglass regarding the affected Deliverables

  8.2 Spyglass shall have no liability or obligation to Client hereunder with respect to any patent, copyright or trade secret infringement or claim thereof based upon (i) use of the Deliverable(s) by Client in combination with devices or products not provided by Spyglass, but only if the use of such Deliverable(s) alone would not have caused such infringement and only if the infringement or claim is solely caused by such use, and would not have otherwise arisen absent such use, (ii) misuse of the Deliverables or use of the Deliverable(s) in an application or environment for which such Deliverable(s) were not designed or contemplated, (iii) modifications, alterations or enhancements of the Deliverable(s) not created by or for Spyglass, (iv) Client's failure to use a replaced or modified version of such
  Deliverable(s)  if  such  replacement   of  modified  version  of   the
  Deliverable(s) was provided by Spyglass to Client free of charge, (v) any claims of infringement of a patent, copyright or trade secret in which Client or any affiliate of Client has an interest, or (vi) information, direction, specification or materials provided by client or any third party. The foregoing states the entire liability of Spyglass with respect to infringement of Intellectual Property by the Deliverable(s) or any part thereof or by their operation.

  8.3 To receive the foregoing indemnities, the party seeking indemnification must notify the other in writing of a claim or suit promptly and provide reasonable cooperation (at the indemnifying party's expense) and full authority to defend, settle the claim or suit. Neither party shall have any obligation to indemnify the other under any settlement made without its written consent.

  9. Limitation of Liability. Except for liability arising from or relating to a breach by Client of Section 4 of this Agreement or a breach by either party of Section 5 of this Agreement, each party's maximum liability relating to the Services rendered and or Deliverable(s) provided under this Agreement (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to (or payable to) Spyglass for the portion of its Services or Deliverables giving rise to such liability. Except for liability arising from or relating to a breach by Client of Section 4 of this Agreement or a breach by either party of Section 5 of this Agreement, in no event shall either party be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, lost data, opportunity costs, etc.) even if it has been advised of their possible existence. The allocations of liability in this Section 9 represent the agreed and bargained-for understanding of the parties and Spyglass' compensation for the Services reflects such allocations.

  10.  Compliance with Laws.

  10.1 Export. Client shall not export, directly or indirectly, the Deliverables, or other information or materials provided by Spyglass hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be Client's responsibility to comply with the latest United States export regulations, and Client shall defend and indemnify Spyglass from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that the Deliverables or other information or materials provided by Spyglass hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

  10.2 Compliance with Laws of Other Jurisdictions. Client shall comply with all laws, legislation, rules, regulations, governmental requirements and industry standards with respect to the Deliverables, and the performance by Client of its obligations hereunder, existing in any jurisdiction into which Client directly or indirectly uses the Deliverables. In the event that this Agreement is required to be registered with any governmental authority, Client shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

  11. Notices. Any notice or communication from one party to the other shall be in writing and shall be effective, when personally delivered to the party for whom intended, upon confirmation of receipt when sent via facsimile, upon confirmation of receipt when sent by overnight courier, signature requested or five (5) days following deposit of the same into the United States mail (certified mail, postage prepaid and return receipt requested) addressed, to such other party at the address specified below or such other address as either party may from time to time designate in writing to the other party.

  If to Spyglass:     Spyglass, Inc.
                      1240 East Diehl Road
                      Naperville, Illinois  60563
                      Attn.: Executive Vice President and
                      Chief Financial Officer

  with a copy to:     Spyglass, Inc.
                      1240 East Diehl Road
                      Naperville, Illinois  60563
                      Attn.:  General Counsel

  If to Client:       Motorola, Inc.
                      6501 William Cannon Drive West
                      Austin, TX 78735
                      Attn.:  Jackie Beauchamp

  with a copy to:     Motorola, Inc.
                      6501 William Cannon Drive West
                      Austin, TX 78735
                      Attn.:  Intellectual Property Department

  No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address show herein. All notices shall be in English and shall be effective upon receipt.

  12.  General Provisions.

  12.1 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

  12.2 Publicity. Both parties shall, at a minimum, originate at least one press release or announcement regarding this Agreement subject to review by and the prior written approval of the other party, such approval not to be unreasonably withheld. This initial press release or announcement must be prepared and provided to the other party for review and approval promptly after execution of this Agreement. Thereafter, neither party shall make any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the parties without the prior written approval of the other party, except as otherwise required by law; provided, however, that both parties shall have the right to list the other party as a customer or supplier in its marketing or press materials.

  12.3 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

  12.4 No Agency; Independent Contractors. Nothing contained in this Agreement shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint ventures or partners for any purpose and as such neither party will have any authority to bind or commit the other.

  12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, except for the conflict of laws provision and any litigation or disputes regarding this Agreement will be resolved in the courts located in DuPage County, Illinois or the U.S. District Court, Northern District of Illinois. The parties consent to the personal jurisdiction of, and venue in, the State and Federal courts as specified, above.

  12.6 Entire Agreement; Amendment. This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. Each party acknowledges that it is entering into this Agreement solely on the basis of the agreements and representations contained herein, and for its own purposes and not for the benefit of any third party.

  12.7 Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

  12.8 Severability. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest extent possible the intent and agreements of the parties set forth herein.

  12.9 Costs, Expenses and Attorneys' Fees. If either party commences any action or proceeding against the other party to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual costs, expenses and reasonable attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

  12.10 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned, in whole or in part by Client, except to a successor to the whole of Client's business, without the prior written consent of Spyglass. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

  12.11 Order of Precedence. This Agreement, along with the Source License Agreement executed concurrently herewith, shall govern the entire development and license agreement between Spyglass and Client. In the event of a conflict between the terms of this Agreement and the Source License Agreement, the terms of the Source License Agreement will control.

  IN WITNESS WHEREOF, the parties, as of the date first set forth above, have caused this Agreement to be executed by their duly authorized representatives.


  SPYGLASS, INC.            CLIENT:  MOTOROLA, INC.


  By:  /s/ Gary Vilchick    By: /s/ Ray Burgess

  Name:     Gary Vilchick   Name:     Ray Burgess

  Title:Executive V.P., CFO Title:VP & Asst. General Manager, CSG


  Date:     June 25, 1998   Date:     June 25, 1998

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  EXHIBIT A-1
  STATEMENT OF WORK
  to the Professional Services Agreement between Spyglass, Inc. and Motorola, Inc.


  WHEREAS, Client and Spyglass executed a Professional Services Agreement of even date herewith (the "Agreement") under which Client can procure certain professional services from Spyglass;

  WHEREAS, Client has requested and Spyglass has agreed to provide certain services toward the modification of Spyglass' products for Client's environment; and

  WHEREAS, Spyglass desires to provide such services to Client on the terms set forth in the Agreement and as set forth below.

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein, Spyglass and Client agree as follows:

  1. Conflicts/Terms. The terms and conditions of this Statement of Work are subject to and governed by the terms and conditions of the Agreement. In the event of a conflict between any term of this Statement of Work and the Agreement, the terms of this Statement of Work shall control. Capitalized terms shall have the meanings identified in the Agreement unless otherwise defined in this Statement of Work.

  2.   Spyglass Services.

  Spyglass will port Device Mosaic V3.0 and the ThinGUI graphics library from Spyglass' initial target platform of VxWorks / RTGL / X86 source code base to the [**] operating system, [**], for Client's [**] platform.

  Spyglass will perform quality assurance testing on the ported Device Mosaic V3.0 and the ThinGUI graphics library.

  Spyglass will port MicroServer V2.0 from Spyglass' Unix target platform source code base to the [**] operating system, [**] , for Client's [**] platform.

  Spyglass  will  perform  quality   assurance  testing  on  the   ported
  MicroServer V2.0.

  Spyglass will port [**] from Spyglass' initial target platform of VxWorks / RTGL / X86 source code base to the [**] operating system, [**], for Client's [**] platform.

  Spyglass will perform quality assurance testing on the ported [**].

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  3.   Deliverables:

  a) A source code version of Spyglass' Device Mosaic V3.0 and ThinGUI libraries on the following platform:
  [**]

  A source code version of Spyglass' MicroServer V2.0 on the following platform:
  [**]

  c) A source code version of Spyglass' [**] on the following platform:
  [**]
  Requirements:

  a) Spyglass' Device Mosaic V3.0 browser (ported) will support the following features:

  [**]

  b) Spyglass' MicroServer V2.0 (ported) will support the following features:

  [**]

       c) Spyglass' [**] (ported) will support the following features:

  [**]


  5.   Client Obligations:

  It is Client's obligation to acquire and provide Spyglass with:
  The necessary target platform [**] hardware and software.
  [**]
  [**] Board Support Packages configured for [**] .
  Client represents and warrants that it has obtained the required license rights to the hardware/software for Spyglass to perform the Services hereunder at Spyglass' facility(ies).

  Client shall be responsible for all shipment/insurance costs of such items to the Spyglass facility and for the costs to deinstall and retrieve such items.

  6. Assumptions: Client will provide Spyglass with the target hardware and software for four users. Client will provide on Spyglass' site support for successful installation and configuration of the hardware and software.

  7. Technical Support: Promptly following Client's request, Spyglass shall provide a proposal for Technical Support Services for the Deliverables identified herein.

  EXHIBIT B
  PROFESSIONAL SERVICES FEES
  TO
  EXHIBIT A-1
  STATEMENT OF WORK


  The fees due hereunder are included in the Initial Purchase Commitment set forth in Exhibit B of the Source License and Distribution Agreement between the parties executed of even date herewith. Such fees are inclusive of any expenses incurred by Spyglass while performing the Services identified in this Statement of Work, and such fees are in addition to the fees due under the Interim Agreement between the parties dated April 20, 1998, as extended and amended on June 1, 1998. IN WITNESS WHEREOF, the parties, as of the date first set forth above, have caused this Statement of Work to be executed by their duly authorized representatives.

  SPYGLASS, INC.                CLIENT:  MOTOROLA, INC.


  By:  /s/ Gary Vilchick        By:/s/ Ray Burgess

  Name:     Gary Vilchick       Name: Ray Burgess

  Title:Executive V.P., CFO     Title:VP & Asst. General Manager, CS0G

  Date:     June 25, 1998       Date:June 25, 1998

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  EXHIBIT A-2
  STATEMENT OF WORK
  to the Professional Services Agreement between Spyglass, Inc. and Motorola, Inc.


  WHEREAS, Client and Spyglass executed a Professional Services Agreement of even date herewith (the "Agreement") under which Client can procure certain professional services from Spyglass;

  WHEREAS, Client has requested and Spyglass has agreed to provide certain services toward the modification of Spyglass' products for Client's environment; and

  WHEREAS, Spyglass desires to provide such services to Client on the terms set forth in the Agreement and as set forth below.

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein, Spyglass and Client agree as follows:

  1. Conflicts/Terms. The terms and conditions of this Statement of Work are subject to and governed by the terms and conditions of the Agreement. In the event of a conflict between any term of this Statement of Work and the Agreement, the terms of this Statement of Work shall control. Capitalized terms shall have the meanings identified in the Agreement unless otherwise defined in this Statement of Work.

  2.   Spyglass Services and Client Requirements.

  Spyglass will make modifications to Device Mosaic V3.0 and the ThinGUI graphics library (ported to Client's [**] platform as outlined in Exhibit A-1, Statement of Work, between the parties) to support the following features/Client requirements:

  [**]

  Spyglass will perform quality assurance testing on the modified Device Mosaic V3.0 and the ThinGUI graphics library.

  Spyglass will  perform  a  requirements study  to  [**].    During  the
  requirements study, Spyglass will work with the Client to define the [**] required by Client for Client's [**] target platform.

  Spyglass will  perform  a  requirements study  to  [**].    During  the
  requirements study, Spyglass will work with the Client to define the [**] required by Client for Client's [**] target platform.

  3.   Deliverables:

  1) The Spyglass Services outlined under Section 2 will result in the following deliverables:
  (i) A source code version of Spyglass' Device Mosaic V3.0 and ThinGUI libraries with the modifications defined in item 2a.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  (ii) A requirements document detailing Spyglass Device Mosaic V3.0 modifications required to [**].

  (iii) A requirements document detailing Spyglass Device Mosaic V3.0 and MicoServer V2.0 modifications required to [**].

  (iv) Within thirty (30) days following the Agreement Date, Spyglass shall provide Client with a document outlining [**] to be used for Client's [**] identified first above. [**] between the parties and the parties shall use good faith efforts to reach agreement.

  4.   Client Obligations:

  It is Client's obligation to acquire and provide Spyglass with:
  The necessary target platform [**] hardware and software.
  [**]
  [**] Board Support Packages configured for [**].
  Client represents and warrants that it has obtained the required license rights to the hardware/software for Spyglass to perform the Services hereunder at Spyglass' facility.

  Client shall be responsible for all shipment/insurance costs of such items to the Spyglass facility and for the costs to deinstall and retrieve such items.

  5.   Assumptions:

  Client will provide Spyglass with the target hardware and software for four users. Client will provide on Spyglass' site support for successful installation and configuration of the hardware and software.

  Services identified in Section 2 are contingent upon completion of porting efforts defined in the Exhibit A-1, Statement of Work, between the parties.

  For item 2(a)1:
  Client will provide [**].
  The functions [**].
  The functions will [**].

  For item 2(a)5:
  This function  will  be  developed  for  the  Client's  [**]  operating
  environment only.   Client must provide  the [**]  target hardware  and
  software (if applicable) before the commencement of this Service.

  6. Technical Support: Promptly following Client's request, Spyglass shall provide a proposal for Technical Support Services for the Deliverables identified herein.

  EXHIBIT B
  PROFESSIONAL SERVICES FEES
  TO
  EXHIBIT A-2
  STATEMENT OF WORK


  Fees:  The  fees due  hereunder are  included in  the Initial  Purchase
  Commitment set forth in Exhibit B of the Source License and Distribution Agreement between the parties executed of even date herewith. Such fees are inclusive of any expenses incurred by Spyglass while performing the Services identified in this Statement of Work, and such fees are in addition to the fees due under the Interim Agreement between the parties dated April 20, 1998, as extended and amended on June 1, 1998.

  IN WITNESS WHEREOF, the parties, as of the date first set forth above, have caused this Statement of Work to be executed by their duly authorized representatives.


  SPYGLASS, INC.                CLIENT:  MOTOROLA, INC.
  By:  /s/ Gary Vilchick        By:  /s/ Ray Burgess

  Name:     Gary Vilchick       Name: Ray Burgess

  Title:    Executive V.P., CFO Title:VP & Asst. General Manager, CSG

  Date:     June 25, 1998       Date:     June 25, 1998